Exhibit 10.4

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made this 14th day of January, 2022, by and between (i) BBL CURRENT OWNER, LLC, a Delaware limited liability company (“Seller”); and (ii) BROAD STREET REALTY, INC., a Delaware corporation, its nominee, designee or assignee (“Purchaser”). Seller and Purchaser are hereinafter referred to each as a "party" and collectively as the "parties".

RECITALS

Recital 1: Seller and Purchaser entered into that certain Purchase and Sale Agreement dated December 21st, 2021 (the "Purchase Agreement") for the Property (as defined in the Purchaser Agreement), known as Midtown Row and located at located at 201-221 Monticello Avenue, Williamsburg, Virginia.

Recital 2: Seller and Purchaser desire to amend the terms and conditions of the Purchase Agreement on the terms and conditions more fully described herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing Recitals are true and correct and are incorporated herein by this reference.

2. Construction Concerns. Certain water intrusion issues have arisen in connection with the construction of the Retail Unit and the Residential Unit and the parties have been reviewing these issues and working with the architect and general contractor to resolve these issues (“Construction Issues”).

3. Feasibility Period. Solely for the purpose of resolving the Construction Issues, the Feasibility Period is hereby extended until 6 p.m. Eastern on February 4th, 2022. In the event, after working in good faith to resolve how to address the Construction Issues (e.g. an escrow, a price reduction or adding an additional condition to closing regarding resolution of the Construction Issues), the parties have not agreed to a resolution reasonably satisfactory to Purchaser. Then Purchaser shall have the right, prior to the expiration of the Feasibility Period, to terminate the Purchaser Agreement and receive a refund of the Deposit.

3. Capitalized Terms. Capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to them under the Purchase Agreement.

4. Effective Date. The effective date of this Amendment shall be the date first above written.

5. Binding Authority. Seller and Purchaser hereby covenant each for itself, that such party has full right, power and authority to enter into this Amendment upon the terms and conditions herein set forth, and that the person signing on behalf of such party is authorized to do so.

6. Partial Invalidity. If any provision of this Amendment or the application thereof to any persons or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Amendment or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Amendment shall be valid and enforced to the full extent permitted by law.

7. Full Force and Effect. Except as otherwise modified by this Amendment, the Purchase Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Purchase Agreement and this Amendment, the terms of this Amendment, with respect to such modified provisions, shall govern.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment under seal on the date first set forth herein.

PURCHASER:

BROAD STREET REALTY, INC.,

a Delaware limited liability company

By:	/s/ Michael Jacoby
Name:	Michael Jacoby
Title:	Manager
Date:	1/14/2022

SELLER:

BBL CURRENT OWNER, LLC,

a Delaware limited liability company

By:	/s/ Shane Sonneveldt
Name:	Shane Sonneveldt
Title:	Manager
Date:	1/14/2022